EXHIBIT 99.1

Glen Rose Petroleum Corporation Files Form 10-Q and Announces Quarterly Results

DALLAS, Nov. 17, 2008 (GLOBE NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), Dallas, Texas, reported its results for the second quarter ended which showed an increase in oil and gas revenue from $4,315 in the comparative quarter in 2007 to $72,871.

Production and Operating expenses continued to be high at $218,059, because of the fixed cost of developing an operating base.

General Administrative expenses were $697,230, and the non-cash cost of incentive stock options was $683,006, resulting in a net loss for the quarter of $1,532,131, or $0.16 per share.

Chip Langston, President and Chief Financial Officer, stated, "During the quarter we continued to simplify and clarify our financial position, which showed an increase in Shareholders' Equity from $3,116,495 to $3,396,858, a 9% increase as compared to March 31, 2008."

Glen Rose Petroleum Corporation has restated results for the six-month period ending September 30, 2007 to reclassify the gain on forgiveness of debt from a related party to equity. This resulted in a change for that six-month period ending September 30, 2007 from reported net income of $1,259,233 to a net loss of $521,477. The restatement also changed our reported earnings-per-share for the six-month period ending September 30, 2007 from earnings of $0.20 per share to a loss of $0.08 per share.

The periodic income statement follows. The income statement is modified by and subject to the remainder of the financial statements and the notes to the financial statements which were included in the Form 10-Q filed November 13, 2008 and are available through the SEC's website, www.sec.gov.

           GLEN ROSE PETROLEUM CORPORATION AND SUBSIDIARIES

        CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                       THREE MONTHS ENDED         SIX MONTHS ENDED

                          September 30,             September 30,
                    ------------------------  ------------------------
                       2008         2007         2008         2007
                    -----------  -----------  -----------  -----------
                                                            (Restated)
 OPERATING REVENUES
  Oil and
   gas sales        $    57,662  $       455  $    72,871  $     4,315
                    -----------  -----------  -----------  -----------
 TOTAL OPERATING
  REVENUES               57,662          455       72,871        4,315
                    -----------  -----------  -----------  -----------
 OPERATING COSTS
   AND EXPENSES
  Production
   and operating         79,819       30,477      218,059       63,039
  Depreciation
   and depletion          2,604          338        3,471          676
  Accretion of
   asset retirement
   obligation             1,244        1,244        2,488        2,488
  General and
   administrative       263,806      164,159      697,230      361,335
  Bad debt expense           --       59,812           --      202,408
  Stock Compensation
   Expense              583,529           --      683,006           --
  Put option expense         --       69,728           --      139,456
                    -----------  -----------  -----------  -----------
 TOTAL OPERATING
  COSTS AND EXPENSES    931,002      325,758    1,604,254      769,402
                    -----------  -----------  -----------  -----------
 LOSS FROM
  OPERATIONS           (873,340)    (325,303)  (1,531,382)    (765,087)

 OTHER INCOME
  (EXPENSE)
  Gain on
   forgiveness
   of debt                   --           --           --           --
  Gain on sale
   of investments            --           --           --      303,155
  Gain on sale of
   property
   and equipment             --        8,351         (749)       8,351
  Interest expense           --       (9,519)          --      (67,896)
                    -----------  -----------  -----------  -----------
   Gain (Loss)
    before income
    tax                (873,340)    (326,471)  (1,532,131)    (521,477)

 INCOME TAX BENEFIT          --           --           --           --
                    -----------  -----------  -----------  -----------

 NET INCOME (LOSS)  $  (873,340) $  (326,471) $(1,532,131) $  (521,477)
                    ===========  ===========  ===========  ===========

   Income (Loss)
    per share
    (basic)         $     (0.09) $     (0.05) $     (0.16) $     (0.08)
                    ===========  ===========  ===========  ===========

 Weighted average
  number of shares
  (basic)             9,834,666    6,446,850    9,834,666    6,446,850
                    ===========  ===========  ===========  ===========

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

CONTACT: Glen Rose Petroleum Corporation
         Chip Langston, President & CFO
         214-800-2663